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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 1, 2001

                             --------------------

                      PRODIGY COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


          DELAWARE                     000-25333                04-3323363
 (State or other jurisdiction       (Commission File         (I.R.S. Employer
     of incorporation)                  Number)             Identification No.)

                       6500 RIVER PLACE BLVD., BLDG III
                              AUSTIN, TEXAS 78730
             (Address of principal executive offices and zip code)

                                (512) 527-1500
             (Registrant's telephone number, including area code)





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ITEM 1.      CHANGES IN CONTROL OF REGISTRANT.

         (a) On November 1, 2001, SBC Communications Inc. ("SBC") successfully completed its tender offer for the outstanding shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of Prodigy Communications Corporation ("Prodigy"). As of such date, Prodigy stockholders tendered 63,850,944 Shares to SBC, of which 678,726 were delivered by notices of guaranteed delivery, representing approximately 90.6% of the total Shares outstanding. On November 2, 2001, SBC accepted for payment all validly tendered Shares at $6.60 per Share pursuant to the tender offer. The source of the funds used by SBC to acquire the Shares was cash on hand and working capital of SBC.


         (b)      None.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits

                  None.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 5, 2001                   PRODIGY COMMUNICATIONS CORPORATION


                                            By:      /s/  DANIEL IANNOTTI
                                                ------------------------------
                                                Dan Iannotti
                                                Senior Vice President,
                                                General Counsel and Secretary